UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    On August 7, 2008, The Steak n Shake Company (the "Company") issued a press release announcing changes in its senior management. A copy of the press release is attached hereto as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

    Effective August 4, 2008, Wayne L. Kelley, the Company's Interim Chief Executive Officer, resigned from his position with the Company and its affiliated entities. Mr. Kelley will remain a member of the Company’s Board of Directors and has resumed receiving meeting fees normally paid to non-employee members of the Board of Directors.

    On August 5, 2008, the Company’s Board of Directors appointed Sardar Biglari, the Executive Chairman of the Board of Directors, to also serve as the Company’s Chief Executive Officer. Mr. Biglari, age 30, has served as the Company's Executive Chairman of the Board since June 19, 2008. Mr. Biglari has served as the Chairman and Chief Executive Officer of Biglari Capital, the general partner of the Lion Fund L.P. ("Lion Fund"), a private investment fund, since its inception in 2000. He has also served as the Chairman of the Board of Western Sizzlin Corp. ("Western Sizzlin"), a steak and buffet restaurant chain operating and franchising in approximately 117 locations, since March 2006 and as its Chief Executive Officer and President since May 2007. There is no family relationship between Mr. Biglari and any director or executive officer of the Company.

    In connection with his appointment as Chief Executive Officer of the Company, Mr. Biglari's annual salary was increased to $280,000. There is no other plan, contract or arrangement to which Mr. Biglari is a party or in which he participates that was or will be entered into, or any material amendment to such a plan, contract or arrangement, in connection with Mr. Biglari’s appointment as Chief Executive Officer. Mr. Biglari does not receive board fees or any other compensation.

    On August 6, 2008, the Company’s Board of Directors agreed to reimburse Western Sizzlin and the Lion Fund for expenses related to this year’s proxy contest in the amount of $500,000. Mr. Biglari serves as the Chairman and Chief Executive Officer of both Western Sizzlin and the Lion Fund. This expense reimbursement is being disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated August 7, 2008, issued by the Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Sardar Biglari
Sardar Biglari
Executive Chairman and Chief Executive Officer

Dated: August 8, 2008